EXHIBIT 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into to be effective for all purposes as of October 28, 2016 (the “Exchange Closing Date”), by and between Westmoreland Resource Partners, LP, a Delaware limited partnership (the “Partnership”), and Westmoreland Coal Company, a Delaware corporation (“WCC”).

RECITALS

WHEREAS, WCC is the 100% owner of Westmoreland Resources GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “GP”);
WHEREAS, WCC owns 4,512,500 common units representing limited partner interests in the Partnership (the “WCC Common Units”);
WHEREAS, WCC desires to cancel all of the WCC Common Units in exchange for the issuance by the Partnership of 4,512,500 Series B Convertible Units representing limited partner interests in the Partnership (the “Series B Units”) the terms of which are specified in the LPA Amendment (as hereinafter defined);
WHEREAS, in order to facilitate the exchange of the WCC Common Units for the Series B Units, WCC has caused the GP to execute and deliver Amendment No. 2 (the “LPA Amendment”) to the Fourth Amended and Restated Agreement of Limited Partnership of Westmoreland Resource Partners, LP (as amended, the “Partnership Agreement”) simultaneously with the execution and delivery of this Agreement by the parties hereto.
NOW, THEREFORE, in consideration of the premises, warranties and mutual covenants set forth herein, the parties hereto agree as follows:
1.Cancellation. As of the effectiveness of the LPA Amendment on the Exchange Closing Date, WCC shall grant, sell, assign, convey and deliver to the Partnership for cancellation all of the WCC Common Units free and clear of any encumbrances, and the Partnership shall cancel the WCC Common Units effective as of such time (the “Cancellation”).
2.Exchange. In exchange for the Cancellation and following the GP’s execution and delivery to the Partnership of the LPA Amendment, the Partnership shall issue the Series B Units to WCC, which Series B Units shall be subject to the terms and conditions of the Partnership Agreement as amended by the LPA Amendment.
3.Tax Treatment. The parties agree and acknowledge that the exchange of the WCC Common Units for the Series B Units is a non-taxable transaction for federal tax purposes.

EXHIBIT 10.3

4.Acknowledgements by WCC. WCC represents, warrants and acknowledges that, other than (a) the Series A Convertible Units representing limited partner interests in the Partnership (the “Series A Units”) held by WCC, (b) warrants to purchase 55,519 common units representing limited partner interests in the Partnership (the “Warrants”), (c) the General Partner Units (“GP Units”) and (d) the Incentive Distribution Rights (“IDRs”) in the Partnership held by the GP, the WCC Common Units represent all of WCC’s economic interest in the Partnership and, following the effectiveness of the transactions contemplated by clauses 1 and 2 above, other than with respect to the GP Units, the IDRs, the Warrants, the Series A Units and the Series B Units, the rights of WCC shall not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.
5.Acknowledgements by the Partnership. The Series B Units to be issued under this Agreement, when issued and delivered by the Partnership in accordance with the terms of this Agreement, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).
6.Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
7.Further Assurances. From time to time and without additional consideration, each of the Partnership and WCC shall execute and deliver, or cause to be executed and delivered, such additional and further transfers, assignments, endorsements, consents and other instruments and take such other action as may be necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.
8.Modification and Waiver. No supplement, modification, waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
9.Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

EXHIBIT 10.3

10.Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
[Signature page follows]

EXHIBIT 10.3

IN WITNESS WHEREOF, this Agreement is executed to be effective as of the Exchange Closing Date.

WESTMORELAND RESOURCE PARTNERS, LP
By: Westmoreland Resources GP, LLC, its general partner
By: /s/ Samuel N. Hagreen__________ Name: Samuel N. Hagreen
Title: Secretary

WESTMORELAND COAL COMPANY

By: /s/ Jennifer S. Grafton______________ Name: Jennifer S. Grafton
Title: Chief Administrative Officer, SVP and Secretary

[Signature Page to Exchange Agreement]